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Exhibit 10.1

                              EMPLOYMENT AGREEMENT


         THE EMPLOYMENT AGREEMENT (the "Agreement"), made and entered into on this 15th day of February, 1999, by and between WILLIAM F. PAULSEN, an individual resident of the State of North Carolina (the "Executive"), SUMMIT PROPERTIES INC., a Maryland corporation, and SUMMIT MANAGEMENT COMPANY, a Maryland corporation. Summit Properties Inc. and Summit Management Company are referred to herein collectively as the "Company," is hereby restated as follows this 3rd day of April, 2001;

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company on the terms and conditions contained in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

                                       1.
                                   Employment

         Subject to the terms of this Agreement, the Company hereby employs Executive, and Executive hereby accepts such employment with the Company. Executive shall serve as an officer of the Company in the capacity of Chief Executive Officer of Summit Properties Inc. and Vice President of Summit Management Company and shall have the duties, rights and responsibilities normally associated with such positions consistent with the Bylaws of Summit Properties Inc. and Summit Management Company, respectively, together with such other reasonable duties relating to the operation of the business of the Company and its affiliates as may be assigned to him from time to time by the Board of Directors of Summit Properties Inc. (the "Board") or as may otherwise be provided in such Bylaws. Through June 30, 2001 Executive shall devote his business time, skills and efforts to rendering services on behalf of the Company and its affiliates and shall exercise such care as is customarily required by executives undertaking similar duties for entities similar to the Company. Effective July 1, 2001, Executive agrees to resign from all of his executive positions with the Company, but Executive shall remain an employee and shall provide such services as requested by the Board or the Chief Executive Officer of Summit Properties Inc. from time to time. The Company acknowledges that effective July 1, 2001, (i) Executive will not be required to devote his full-time during normal business hours to the business and affairs of the Company and that (ii) Executive intends to pursue other business interests during the Term of this Agreement subject to the restrictions of a non-competition agreement between Executive and the Company dated as of February 15, 2000 (the "Noncompetition Agreement").


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                                       2.
                             Compensation; Expenses

2.1 Base Salary. Executive's current Base Salary is Four Hundred Forty Thousand dollars ($440,000.00) per annum and will remain at this level through June 30, 2001. Effective July 1, 2001, Executive's Base Salary shall be reduced to Two Hundred Twenty Thousand dollars ($220,000.00) per annum. Effective January 1, 2002 and for the balance of the Term, Executive's Base Salary shall be reduced to Two Hundred Thousand dollars ($200,000.00) per annum unless Executive ceases to be an employee member of the Board of Directors of the Company, in which case Executive's base salary shall be reduced to one hundred seventy five thousand dollars ($175,000) per annum. The Base Salary, less all applicable withholding taxes, shall be paid to Executive in accordance with the payroll procedures in effect with respect to officers of the Company.

2.2 Incentive Compensation. In addition to the Base Salary payable to Executive pursuant to Paragraph 2.1 and any special compensatory arrangements which the Company provides for Executive, Executive is currently entitled to participate in any incentive compensation plans in effect with respect to senior executive officers of the Company, with the criteria for Executive's participation in such plans to be established by the Committee in its sole discretion. Effective January 1, 2002, Executive shall no longer be eligible to participate in such plans for senior executive officers with respect to his service on and after January 1, 2002.

2.3 Stock Options. Executive shall at the discretion of the Board be entitled to participate in employee stock option plans from time to time established for the benefit of employees of the Company in accordance with the terms and conditions of such plans. So long as Executive remains a member of the Board, the Company shall use reasonable efforts in recommending to the Board the grant of options to Executive in such amounts and at such times as those options received by non-employee members of the Board. All existing equity based incentives held by Executive shall remain in place and continue with their current vesting schedule.

2.4 Expenses. Executive shall be reimbursed for all reasonable business related expenses incurred by Executive at the request of or on behalf of the Company.

2.5 Participation in Employee Benefit Plans. Executive shall be entitled to participate in such medical, dental, disability, hospitalization, life insurance, profit sharing and other benefit plans as the Company shall maintain from time to time for the benefit of executive officers of the Company, on the terms and subject to the conditions set forth in such plans.

2.6 Office Space and Secretarial and MIS Support. During the Term of this Agreement, Executive shall have the use of his current or comparable office space, comparable secretarial and comparable MIS support at the expense of the Company.



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2.7      Vacation. In addition to Company holidays, Executive is currently entitled to receive such paid vacation time each year during the term of this Agreement consistent with vacation policies of the Company for its executive officers. Said paid vacation time shall initially be twenty days. Any unused vacation days in any year may not be carried over to subsequent years, and Executive shall receive no additional compensation for any unused vacation days. Effective January 1, 2002, Executive shall be subject to the vacation policies of the Company for employees who are not executive officers.

2.8 Perquisites. Executive shall be entitled to receive such individual perquisites as are consistent with the Company's policies applicable to its executive officers until December 31, 2001.

                                       3.
                               Term of Employment

3.1 Term. The Term of this Agreement shall run until December 31, 2011. Subject to the provisions of Section 4 below, upon twenty (20) business days after written notice is given to the other party by either the Company or Employee that the employment relationship shall terminate. Such termination notice may be given by either party without cause and for any or no reason.

                                       4.
                   Compensation upon Termination of Employment

         In the event Executive's employment with the Company is terminated; 1) by the Company or Executive for any reason prior to the expiration of the Term or, 2) upon expiration of the Term, Executive shall be entitled to receive the following:

                  (i) Base Salary. The Company shall continue to pay Executive's Base Salary for the remainder of the Term to the extent termination has occurred prior to the expiration of the Term.

                  (ii) Stock Options. All stock options and restricted stock held by Executive shall become fully vested upon his termination of employment, and subject to the terms of the Company's Amended and Restated 1994 Stock Option and Incentive Plan, all such stock options shall remain outstanding for the remainder of their original terms.

                  (iii) Stock Loans. Any loan from the Company to Executive pursuant to the Company's Employee Loan Plan shall continue in place for the remainder of its term.



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                  (iv)     Employee Benefit Plans. If termination occurs prior
                           to the end of the Term, Executive and, if applicable, eligible dependents shall continue to participate in the Company's health, dental, disability, and life plans for the remainder of the Term on the same terms and conditions as an active employee. At the end of the Term, Executive may elect to continue in the Company's life insurance plan for his life, and Executive and eligible dependents may elect to continue in the Company's health and dental plans until the last to die of him and his spouse at a cost no greater than the group rates applicable to active employees in effect from time to time. Notwithstanding the foregoing, Executive's continuation in the foregoing plans is subject to the ability of the Company to make such coverage available on a commercially reasonable basis.

                  (v) Office Space and Secretarial and MIS Support. For the remainder of his life, Executive shall continue to have the use of his then current or comparable office space, comparable secretarial and comparable MIS support at the expense of the Company.

                                       5.
                                  Miscellaneous

5.1. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Executive and his executor, administrator, heirs, personal representative and assigns, and the Company and its successors and assigns; provided, however, that Executive shall not be entitled to assign or delegate any of his rights or obligations hereunder without the prior written consent of Company; and further provided that the Company shall not be entitled to assign or delegate any of its rights or obligations hereunder except to a corporation, partnership or other business entity that is, directly or indirectly, controlled by or under common control with Summit Properties Inc.

5.2. Construction of Agreement. No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage or any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

5.3. Amendment; Waiver. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto. Any waiver by an party or consent by any party to any variation from any provision of this Agreement shall be valid only if in writing and only in the specific instance in which it is given, and no such waiver or consent shall be construed as a waiver of any other provision or as a consent with respect to any similar instance or circumstance.



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5.4.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

5.5. Survival of Agreements. All covenants and agreements made herein shall survive the execution and delivery of this Agreement and the termination of Executive's employment hereunder for any reason.

5.6. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.7. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to be given when delivered personally or mailed first class, registered or certified mail, postage prepaid, in either case, addressed as follows:

                  (a)      If to Executive:

                                    William F. Paulsen
                                    41 Rivermarsh Lane
                                    Kiawah Island, SC   29455

                  (b)      If to the Company, addressed to:

                                    Summit Properties Inc.
                                    212 South Tryon Street, Suite 500
                                    Charlotte, North Carolina 28281
                                    Attn:  Michael G. Malone

5.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

5.9. Entire Agreement. This Agreement, together with the Noncompetition Agreement, Indemnification Agreement, and Executive Severance Agreement, which said agreement shall terminate on June 30, 2001, constitute the entire agreement of the parties with respect to the subject matter hereof and upon the date first written above, will supersede and replace all prior agreements, written and oral, between the parties hereto or with respect to the subject matter hereof. This Agreement may be modified only by a written instrument signed by each of the parties hereto.


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




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                                        SUMMIT PROPERTIES INC.

                                        By: STEVEN R. LeBLANC
                                            -----------------
                                        Name:   Steven R. LeBlanc
                                        Title: President


                                        SUMMIT MANAGEMENT COMPANY


                                        By: /S/ STEVEN R. LeBLANC
                                            ---------------------
                                        Name:   Steven R. LeBlanc
                                        Title:     Vice President

                                        Collectively, the "Company"


                                        /S/ WILLIAM F. PAULSEN [SEAL]
                                        ----------------------------
                                        William F. Paulsen

                                        "Executive"




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